Exhibit 99.(k)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 53 to Registration Statement No. 033-68090 on Form N-1A of our reports dated January 26, 2007, relating to the financial statements and financial highlights of Lord Abbett Investment Trust, including Lord Abbett Balanced Strategy Fund, Lord Abbett Convertible Fund, Lord Abbett Core Fixed Income Fund, Lord Abbett High Yield Fund, Lord Abbett Diversified Income Strategy Fund, Lord Abbett Short Duration Income Fund (formerly known as Lord Abbott Limited Duration U.S. Government & Government Sponsored Enterprises Fund), Lord Abbott Total Return Fund, Lord Abbett Income Fund (formerly known as Lord Abbott U.S. Government & Government Sponsored Enterprises Fund), Lord Abbott Growth & Income Strategy Fund (formerly known as World Growth & Income Strategy Fund), and Lord Abbett Diversified Equity Strategy Fund, appearing in the Annual Reports on Form N-CSR of Lord Abbett Investment Trust for the year ended November 30, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York

December 14, 2007